Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(2,088,040)
Unrealized Gain (Loss) on Market Value of Futures	(4,647,780)
Dividend Income	55,535
Interest Income	112,458
ETF Transaction Fees	1,050
Total Income (Loss)	$(6,566,777)

Expenses
General Partner Management Fees	$65,734
Professional Fees	2,973
Brokerage Commissions	8,962
Non-interested Directors' Fees and Expenses	900
Prepaid Insurance Expense	536
Total Expenses	79,105
Expense Waiver	(224)
Net Expenses	$78,881
Net Income (Loss)	$(6,645,658)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/18	$105,511,657
Additions (350,000 Shares)	7,180,061
Withdrawals (150,000 Shares)	(3,084,392)
Net Income (Loss)	(6,645,658)

Net Asset Value End of Month	$102,961,668
Net Asset Value Per Share (4,950,000 Shares)	$20.80

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612